Exhibit 99.1

Semtech Announces Fiscal Year 2009 First Quarter Results

  Record Q1 revenue
  23% year over year revenue growth
  Book to Bill above one
  18% year over year EPS growth

CAMARILLO, Calif.--May 21, 2008--(BUSINESS WIRE)--Semtech Corporation (NASDAQ:SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today reported un-audited financial results for its first quarter of fiscal year 2009 that ended April 27, 2008.

Net revenues for the first quarter of fiscal year 2009 were $74.4 million, up 23 percent from the first quarter of fiscal year 2008 and down 5 percent when compared to the fourth quarter of fiscal year 2008.

Net income for the first quarter of fiscal year 2009, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $8.1 million or 13 cents per diluted share. GAAP net income was $7.9 million or 11 cents per diluted share in the first quarter of fiscal year 2008 and was $14.9 million or 23 cents per diluted share in the fourth quarter of fiscal year 2008.

During the quarter, the company incurred one-time charges totaling $2.2 million as it undertook certain activities to enhance overall execution in some of its business units. These charges represent approximately $0.03 per diluted share.

Gross profit margin for the first quarter of fiscal year 2009 was 54.8 percent compared to 54.9 percent in the first quarter of fiscal year 2008 and fourth quarter of fiscal year 2008.

Non-GAAP net income for the first quarter of fiscal year 2009 was $13.4 million or 22 cents per diluted share. Non-GAAP net income was $10.6 million or 14 cents per diluted share in the first quarter of fiscal year 2008 and was $16.8 million or 26 cents per diluted share in the fourth quarter of fiscal year 2008.

Non-GAAP gross profit margin for the first quarter of fiscal year 2009 was 55.3 percent. Non-GAAP gross profit margin for the first quarter of fiscal year 2008 was 55.4 percent and 55.5 percent in the fourth quarter of fiscal year 2008.

Non-GAAP results exclude the impact of stock based compensation, the amortization of acquisition-related intangibles, expenses and a recovery settlement associated with now settled litigation against an insurer, the gain on sale of an unused parcel of land, certain restructuring expenses, and expenses related to the Company’s now completed investigation into its historical stock option practices and now completed restatement of past financial statements. Non-GAAP results also exclude the impact of ongoing stock option related matters including an inquiry by the SEC, a federal grand jury subpoena, and derivative and class action litigation.

Operating expenses for the first quarter of fiscal year 2009 included approximately $0.1 million related to the SEC inquiry, the grand jury subpoena, the derivative and class action litigation, and other matters related to historical stock option practices. In the fourth quarter of fiscal year 2008 these expenses were (i) approximately $0.9 million related to the SEC inquiry, the grand jury subpoena, the derivative and class action litigation, and other matters related to historical stock option practices and (ii) $1.6 million, which is net of insurance proceeds, for the monetary component of a tentative settlement of the federal and state derivative litigation. The parties are working to document the settlement, which is subject to court approval.

Semtech had $229.2 million of cash, cash equivalents and marketable securities as of April 27, 2008, which was up from $213.4 million at the end of the fourth quarter of fiscal year 2008.

New orders exceeded shipments, resulting in a book-to-bill ratio above one. Demand was strongest within the industrial, communication and handset end markets.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, commented, “Semtech had a very good Q1 performance resulting in record Q1 revenues. Year over year revenue growth of 23% and non GAAP EPS growth of 57% represents solid results in a quarter that is seasonally weak for Semtech. I am very pleased with the way the Company is currently executing and I believe that as our new product platforms gain traction we will continue to deliver solid operating results.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company’s independent registered public accounting firm. As such, these results are subject to revision until the Company files its Quarterly Report on Form 10-Q for the first quarter of fiscal year 2009.

Second Quarter Outlook

Semtech estimates net sales for the second quarter, which ends July 27, 2009, will be up between 3 and 6 percent. GAAP earnings for the second quarter of fiscal year 2009 are expected to be 16 to 18 cents per diluted share.

Non-GAAP earnings for the second quarter are expected to be 23 to 24 cents per diluted share. Non-GAAP earnings for the second quarter are prior to stock-based compensation expense, amortization of intangibles, and certain legal expenses.

About Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share. All of these non-GAAP measures exclude stock-based compensation, acquisition related amortization of intangibles, and other items detailed above. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes such items in managing and evaluating the performance of the business. A further discussion of these non-GAAP financial measures can be found above. Reconciliations of GAAP results for the first quarter of fiscal years 2009 and 2008 and the fourth quarter of fiscal 2008 appear with the financial statements later in this release. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

Forward-Looking and Cautionary Statements

This release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes,” ”projects,” “should,” “will,” “plans” and similar words.

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include worldwide economic and political conditions, the timing and duration of semiconductor market upturns or downturns, demand for consumer electronics, demand for semiconductor devices in general, demand for the Company’s products in particular, competitors’ actions, supply from key third-party silicon wafer foundries and assembly contractors, manufacturing costs and yields, relations with strategic customers, and risks associated with the businesses of major customers. In addition to considering these risks and uncertainties, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2008, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the risks and uncertainties inherent in forecasts of revenue and gross margin and in other projected matters, forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SEMTECH CORPORATION GAAP CONSOLIDATED STATEMENTS OF INCOME (Table in thousands - except per share amount)

	Three Months Ended
	April 27,	April 29,	January 27,
	2008	2007	2008
	Q1 2009	Q1 2008	Q4 2008
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$74,444	$60,566	$78,620
Cost of sales	33,653	27,313	35,447
Gross profit	40,791	33,253	43,173

Operating costs and expenses:
Selling, general and administrative	18,621	18,181	20,375
Product development and engineering	11,073	10,005	11,272
Acquistion related items	273	276	275
(Insurance recovery) litigation legal expenses, net	-	175	(6,254)
Restructuring charge	2,169	-	-

Total operating costs and expenses	32,136	28,637	25,668

Operating income	8,655	4,616	17,505

Interest and other income, net	1,740	5,715	2,808

Income before taxes	10,395	10,331	20,313
Provision/(credit) for taxes	2,318	2,400	5,453

Net income	$8,077	$7,931	$14,860

Earnings per share:
Basic	$0.13	$0.11	$0.24
Diluted	$0.13	$0.11	$0.23

Weighted average number of shares:
Basic	61,352	72,379	62,622
Diluted	62,104	73,593	63,536

SEMTECH CORPORATION CONSOLIDATED BALANCE SHEETS (Table in thousands)

	April 27,	January 27,
	2008	2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$189,952	$172,889
Temporary investments	35,200	36,142
Receivables, less allowances	35,324	33,609
Inventories	32,654	28,902
Deferred income taxes	4,155	4,350
Other current assets	11,185	16,326
Total Current Assets	308,470	292,218

Property, plant and equipment, net	30,751	30,569
Long-term investments	4,050	4,366
Other assets	7,312	6,986
Goodwill	32,133	32,418
Other Intangibles	2,909	3,182
Deferred income taxes	26,511	26,307
Total Assets	$412,136	$396,046

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$16,659	$13,922
Accrued liabilities	16,325	19,477
Deferred revenue	1,678	1,466
Deferred income taxes	1,501	1,501
Income taxes payable	-	290
Total Current Liabilities	36,163	36,656

Other long-term liabilities	7,434	7,169
Accrued Taxes	3,490	3,400
Deferred income taxes - Non Current	111	111

Shareholders’ equity	364,938	348,710
Total Liabilities & Equity	$412,136	$396,046

SEMTECH CORPORATION Supplemental Information - Notes to Consolidated GAAP Statements of Income (Table in thousands - except per share amounts)

	Three Months Ended
	April 27,	April 29,	January 27,
	2008	2007	2008
	Q1 2009	Q1 2008	Q4 2008
Stock Option Expense	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$404	$311	$433
Selling, general and administrative	3,373	1,429	2,725
Product development and engineering	1,045	734	1,137
Total stock-based compensation	$4,822	$2,474	$4,295

	April 27,	April 29,	January 27,
	2008	2007	2008
	Q1 2009	Q1 2008	Q4 2008
Expenses related to expired options	(Unaudited)	(Unaudited)	(Unaudited)
Selling, general and administrative	$-	$-	$42
Total stock-based compensation	$-	$-	$42

SEMTECH CORPORATION Financial bridge – GAAP to Non-GAAP Statements of Income (Table in thousands - except per share amounts) RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT:

	Three Months Ended
	April 27,	April 29,	January 27,
	2008	2007	2008
	Q1 2009	Q1 2008	Q4 2008
	(Unaudited)	(Unaudited)	(Unaudited)

Gross profit, as reported (GAAP)	$40,791	$33,253	$43,173

Adjustments to GAAP gross profit:
Stock-based compensation expense	404	311	433

Non-GAAP Gross profit	$41,195	$33,564	$43,606

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME: (Table in thousands - except per share amounts)

	Three Months Ended
	April 27,	April 29,	January 27,
	2008	2007	2008
	Q1 2009	Q1 2008	Q4 2008
	(Unaudited)	(Unaudited)	(Unaudited)

Net Income, as reported (GAAP)	$8,077	$7,931	$14,860

Adjustments to GAAP net income:
Acquisition related items	273	276	275
(Insurance recovery) litigation legal expenses, net	-	175	(6,254)
Option and restatement related expenses	55	2,076	2,489
Stock based compensation expense	4,822	2,474	4,295
Expenses related to expired options	-	-	42
Land Sale	-	(1,300)	-
Restructuring cost	2,169	-	-
Associated tax effect	(2,020)	(1,038)	1,080

Net Income on a Non-GAAP basis	$13,376	$10,594	$16,787

Diluted GAAP earnings per share	$0.13	$0.11	$0.23
Adjustments per above	$0.09	$0.03	$0.03
Diluted non-GAAP earnings per share	$0.22	$0.14	$0.26

CONTACT:
Semtech Corporation
Todd German, Investor Relations, 805-480-2004